Exhibit 3.114

[GRAPHIC APPEARS HERE] Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporation Act	Loi canadienne sur les sociétés par actions

Xtreme Sports Holdco Inc.	392695-8

Name of corporation-Denomination de la societe	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:	Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformement á l’avis ci joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes designant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganizations;	☐	d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

	[GRAPHIC APPEARS HERE]			November 16, 2001 / le 16 novembre 2001
	Director - Directeur			Date of Amendment - Date de modification

[GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE]	Industry Canada	Industrie Canada

Canada Business Corporations Act		Loi canadienna sur les societes par actions	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 -	Name of corporation – Dénomination de la société	2 - Corporation No. – N° de la société

	3926958 CANADA LIMITED	3926958

3 -	The articles of the above-named corporation are amended as follows:	Lea statuts de la société mentionnée ci-dessus sont modifiés de la facon suivante:

to change the name of the Corporation from 3926958 Canada Limited to Xtreme Sports Holdco Inc.

Date	Signature	Title – Titre
November 9, 2001	[GRAPHIC APPERAS HERE]	SECRETARY

FOR DEPARTMENTAL USE ONLY • A USAGE DU MINISTERE SEULEMENT Filed - Déposée

[GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE]	Industry Canada	Industrie Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

3926958 CANADA LIMITED	392695-8

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

[GRAPHIC APPEARS HERE]	July 26, 2001 / le 26 juillet 2001
Director - Directeur	Date of Incorporation - Date de constitution

[GRAPHIC APPEARS HERE]

Canada Business	Lol canadienne sur les societes par actions	FORM 1 ARTICLES OF INCORPORATION (SECTION 6)	FORMULE 1 STATUTS CONSTITUTIFS (ARTICLE 6)

1.	Name of corporation 3926958 CANADA LIMITED	Dénomination de la société
2.	The place in Canada where the registered office is to be situated	Lieu au Canada ou doit etre sltué le slege social
City of Winnipeg Province of Manitoba

3.	The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout number maximal d’actions que la société est autorisée a emeure an unlimited number of common shares

4.	Restrictions, if any, on share transfers	Restrictions sur le trasfert des actions, sil ya bl

The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share of shares without either:

(a)	the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b)	the approval of the holders of at least a majority of shares of the Corporation entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of majority of such shares.

5.	Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) of administrateurs

minimum of 1; maximum of 10

6.	Restrictions, if any, on business the corporation may carry on	Limites imposée a l’activité commerciale de la société sil ya lieu not applicable

7.	Other provisions. If any	Autres dispositions, sil y a lieu

The annexed Schedule A is incorporated in this form.

8. Incorporators – Fondateurs

Name(s) -Nomin(s)	Address (include postal code) Adresse Onctute is code posts).	Signature
Jean D. Duguay	67 Sixth Street, Etobicoke, Ontario, M8V 3AI	[GRAPHIC APPEARS HERE]

FOR DEPARTMENTAL USE ONLY - A L’USAGE DU MINISTÉRE SEULEMENT Corporation No. - N° de la société 392695-8	Filed-Deposee

SCHEDULE “A”

7.	Other provisions if any:

(a)	The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited not more than fifty (50), two or more persons who are joint registered owners of one or more shares being counted as one shareholders.

(b)	Any invitation to the public to subscribe for any securities of the Corporation is hereby prohibited.

(c)	The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders